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                                                                       EXHIBIT 5



                               FAEGRE & BENSON LLP
              -----------------------------------------------------
                2200 WELLS FARGO CENTER, 90 SOUTH SEVENTH STREET
                        MINNEAPOLIS, MINNESOTA 55402-3901
                             TELEPHONE 612.766.7000
                             FACSIMILE 612.766.1600


                               December 21, 2006


Board of Directors
ValueVision Media, Inc.
6740 Shady Oak Road
Eden Prairie, Minnesota  55344

Gentlemen:

         We have acted as counsel to ValueVision Media, Inc., a Minnesota corporation (the "Company"), in connection with the Registration Statement on Form S-8 under the Securities Act of 1933, as amended (the "Registration Statement"), relating to an offering of 2,000,000 shares of Common Stock, par value $.01 per share (the "Shares"), of the Company, to be issued by the Company pursuant to the ValueVision Media, Inc. 2004 Omnibus Stock Plan (as amended and restated June 21, 2006) (the "Plan"), as well as 50,000 shares of Common Stock, par value $.01 per share, of the Company, to be issued pursuant to that certain Option Agreement between the Registrant and Jim Gilbertson dated as of November 30, 2005 (collectively with the 2,000,000 additional shares of Common Stock of the Company to be issued pursuant to the Plan, the "Shares"). We have examined such corporate records and other documents, including the Registration Statement, the Plan and the Option Agreement between the Registrant and Jim Gilbertson dated as of November 30, 2005, and have reviewed such matters of law as we have deemed relevant hereto, and, based upon such examination and review, it is our opinion that all necessary corporate action on the part of the Company has been taken to authorize the issuance and sale of the Shares and that, when issued and sold as contemplated in the Registration Statement, the Plan and the between the Registrant and Jim Gilbertson dated as of November 30, 2005, the Shares will be legally and validly issued, fully paid and nonassessable under the current laws of the State of Minnesota.

         We are admitted to the practice of law in the State of Minnesota and the foregoing opinions are limited to the laws of that state and the federal laws of the United States of America.

         We consent to the filing of this opinion as an exhibit to the Registration Statement.

                                               Very truly yours,

                                               FAEGRE & BENSON LLP


                                               By:  /s/ Peter J. Ekberg
                                                    ----------------------------
                                                    Peter J. Ekberg